  Exhibit 4.1

Execution Copy

*This Instrument Grants a Security Interest by a Public Utility

This instrument was prepared by

Ira G. Megdal, Esquire

MORTGAGE

ELIZABETHTOWN GAS COMPANY

TO

WILMINGTON TRUST, NATIONAL ASSOCIATION,
Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 10, 2020

Providing for the Issuance of First Mortgage Bonds,
Series 2020A

and

Supplementing the First Mortgage Indenture
Dated as of July 2, 2018

This Instrument Contains After-Acquired Property Provisions

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of November 10, 2020, between ELIZABETHTOWN GAS COMPANY, a corporation organized and subsisting under the laws of the State of New Jersey (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

The Company has heretofore duly executed and delivered to the Trustee that certain First Mortgage Indenture dated as of July 2, 2018 (the “Original Indenture,” as amended to date and as further amended and supplemented by this Third Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

The Original Indenture granted and conveyed, and this Third Supplemental Indenture grants and conveys, unto the Trustee, upon the trusts and for the uses and purposes specifically set forth in the Original Indenture, certain real estate, franchises and other property therein described or which might be thereafter acquired by the Company, to secure the payment of the principal of and premium, if any, and interest, if any, on the Securities from time to time issued thereunder (including pursuant to any supplemental indentures thereto, such as this Third Supplemental Indenture).

The Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture to the Original Indenture as permitted by Sections 2.1, 3.1 and 14.1 of the Original Indenture in order to (a) establish a series of Securities (first mortgage bonds) under the Indenture in an aggregate principal amount of $250,000,000 (the “Series 2020A Bonds”) that may be issued in five Tranches, as follows: (i) 3.28% First Mortgage Bonds, Series 2020A-1, Tranche A due November 10, 2050 in the aggregate principal amount of $75,000,000 (the “Series 2020A-1, Tranche A Bonds”), (ii) 3.38% First Mortgage Bonds, Series 2020A-1, Tranche B due November 10, 2060 in the aggregate principal amount of $50,000,000 (the “Series 2020A-1, Tranche B Bonds” and, together with the Series 2020A-1, Tranche A Bonds, the “Series 2020A-1 Bonds”), (iii) 2.26% First Mortgage Bonds, Series 2020A-2, Tranche A due June 15, 2031 in the aggregate principal amount of $50,000,000 (the “Series 2020A-2, Tranche A Bonds”), (iv) 3.08% First Mortgage Bonds, Series 2020A-2, Tranche B due June 15, 2041 in the aggregate principal amount of $25,000,000 (the “Series 2020A-2, Tranche B Bonds”), and (v) 3.36% First Mortgage Bonds, Series 2020A-2, Tranche C due June 15, 2051 in the aggregate principal amount of $50,000,000 (the “Series 2020A-2, Tranche C Bonds” and, together with the Series 2020A-2, Tranche A Bonds and the Series 2020A-2, Tranche B Bonds, the “Series 2020A-2 Bonds”), which Series 2020A-2 Bonds may be specifically created and issued pursuant to a subsequent supplemental indenture to the Original Indenture; and (b) establish the form and terms of, and to provide for the creation and issuance of, the Series 2020A-1 Bonds.

All things necessary to make the Series 2020A-1 Bonds, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

Pursuant to Section 14.1 of the Original Indenture, the Company and the Trustee are authorized to execute and deliver this Third Supplemental Indenture.  The Company has requested and hereby requests that the Trustee join with the Company in the execution of this Third Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of and approving this Third Supplemental Indenture.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a Tranche of a series of Securities and to secure the payment thereon equally and ratably with all Securities Outstanding from time to time under the Indenture, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE 1.
TITLE, FORM AND TERMS OF SERIES 2020A BONDS

Section 1.1          Title of Bonds.  This Third Supplemental Indenture hereby creates a series of Securities designated as “Elizabethtown Gas Company First Mortgage Bonds, Series 2020A,” which shall be issued in five Tranches designated as: (a) 3.28% First Mortgage Bonds, Series 2020A-1, Tranche A due November 10, 2050 in the aggregate principal amount of $75,000,000 (the “Series 2020A-1, Tranche A Bonds”), (b) 3.38% First Mortgage Bonds, Series 2020A-1, Tranche B due November 10, 2060 in the aggregate principal amount of $50,000,000 (the “Series 2020A-1, Tranche B Bonds” and, together with the Series 2020A-1, Tranche A Bonds, the “Series 2020A-1 Bonds”), (c) 2.26% First Mortgage Bonds, Series 2020A-2, Tranche A due June 15, 2031 in the aggregate principal amount of $50,000,000 (the “Series 2020A-2, Tranche A Bonds”), (d) 3.08% First Mortgage Bonds, Series 2020A-2, Tranche B, due June 15, 2041 in the aggregate principal amount of $25,000,000 (the “Series 2020A-2, Tranche B Bonds”), and (e) 3.36% First Mortgage Bonds, Series 2020A-2, Tranche C, due June 15, 2051 in the aggregate principal amount of $50,000,000 (the “Series 2020A-2, Tranche C Bonds” and, together with the Series 2020A-2, Tranche A Bonds and the Series 2020A-2, Tranche B Bonds, the “Series 2020A-2 Bonds”).  The Series 2020A-2 Bonds are expected to be authorized and established pursuant to a subsequent supplemental indenture to the Original Indenture.  For purposes of the Indenture, the Series 2020A Bonds shall constitute a single Series of Securities and each of the Series 2020A-1, Tranche A Bonds, the Series 2020A-1, Tranche B Bonds, the Series 2020A-2, Tranche A Bonds, the Series 2020A-2, Tranche B Bonds and the Series 2020A-2, Tranche C Bonds shall be a Tranche of the Series 2020A Bonds.

Section 1.2          Amount of Series 2020A Bonds.  The Series 2020A Bonds shall be limited to an aggregate principal amount of $250,000,000, allocated among the Tranches of the Series 2020A Bonds as follows: (a) Series 2020A-1, Tranche A Bonds in the aggregate principal amount of $75,000,000; (b) Series 2020A-1, Tranche B Bonds in the aggregate principal amount of $50,000,000; (c) Series 2020A-2, Tranche A Bonds in the aggregate principal amount of $50,000,000; (d) Series 2020A-2, Tranche B Bonds in the aggregate principal amount of $25,000,000; and (e) Series 2020A-2, Tranche C Bonds in the aggregate principal amount of $50,000,000, except for Series 2020A Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series 2020A Bonds of the same Tranche pursuant to Sections 3.4, 3.5, 3.6, 5.6 or 14.6 of the Original Indenture and except for any Series 2020A Bonds which, pursuant to Section 3.3 of the Original Indenture, are deemed never to have been authenticated and delivered thereunder.

Section 1.3          Form and Terms of the Series 2020A-1 Bonds.  The form and terms of the Series 2020A-1 Bonds pursuant to the authority granted by this Third Supplemental Indenture in accordance with Sections 2.1, 3.1 and 14.1 of the Original Indenture are set forth herein.

The Series 2020A-1 Bonds shall be registered bonds without coupons in the denominations of $100,000 and integral multiples of $1,000 in excess thereof, appropriately numbered.  The Series 2020A-1 Bonds shall be issued in certificated form only and each Series 2020A-1 Bond shall be registered in the name of the Holder thereof (or in the name of such Holder’s nominee).  The Series 2020A-1 Bonds, when duly executed and issued by the Company and authenticated and delivered by the Trustee, shall be equally and ratably secured under the Indenture with all Securities Outstanding from time to time.

The Series 2020A-1, Tranche A Bonds shall mature on November 10, 2050 and shall bear interest at the rate of 3.28% per annum, payable semiannually on May 10 and November 10 of each year and at maturity, commencing on May 10, 2021.  The Series 2020A-1, Tranche B Bonds shall mature on November 10, 2060 and shall bear interest at the rate of 3.38% per annum, payable semiannually on May 10 and November 10 of each year and at maturity, commencing on May 10, 2021.  The terms of the Series 2020A-2 Bonds shall be set forth in a subsequent supplemental indenture to the Original Indenture.

Any payment of principal of or Make-Whole Amount (as defined in the Bond Purchase Agreement referred to below) or interest on any Series 2020A-1 Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Series 2020A-1 Bond is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The Trustee, together with the Company, shall make payment of principal, any Make-Whole Amount or other premium, if any, and interest to each such Holder of outstanding Series 2020A-1 Bonds pursuant to the Security Register and in accordance with the written reasonable payment instructions provided to the Company by each such Holder, which payment instructions as to such Holder may be modified in writing to the Company by such Holder from time to time.  To the extent permitted by law, (a) the Company shall pay interest on any overdue payment of interest and (b) during the continuance of an Event of Default, the Company shall pay interest on the unpaid balance of the Series 2020A-1 Bonds and on any overdue payment of any Make-Whole Amount, at the Default Rate set forth in the Series 2020A-1 Bonds.

The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the Series 2020A-1 Bonds are registered at the close of business on the day that is fifteen days prior to such Interest Payment Date (a “Regular Record Date”); except that if the Company shall default in the payment of any interest due on such Interest Payment Date, such defaulted interest will cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name the Series 2020A-1 Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed as provided in the Indenture.

Except as provided hereinafter or in Article 3 of the Original Indenture, every Series 2020A-1 Bond shall be dated as of the date of its authentication and delivery or, if that is an Interest Payment Date, the next day, and shall bear interest from the Interest Payment Date next preceding its date or the date of the first issuance of any Series 2020A-1 Bonds or the Funding Date (as defined below), whichever is later.  Except as provided in Article 3 of the Original Indenture, any Bond authenticated and delivered by the Trustee after the close of business on the Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date shall be dated as of the date next following such Interest Payment Date and shall bear interest from such Interest Payment Date, except that if the Company shall default in the payment of any interest due on such Interest Payment Date, such Bond shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on such Bond, from the Funding Date.  For purposes of this Third Supplemental Indenture, the term “Funding Date” means the date of the first issuance of any Series 2020A-1 Bonds.

Section 1.4          Grace Period.  Failure to pay interest on any Series 2020A-1 Bond within five (5) Business Days (as herein defined) of the same becoming due and payable shall constitute an Event of Default under Section 10.1(a) of the Original Indenture.

Section 1.5          Form of Series 2020A-1 Bonds.  The forms of the Series 2020A-1, Tranche A Bonds and the Series 2020A-1, Tranche B Bonds shall be substantially in the form of Exhibit A and Exhibit B, respectively, attached hereto; provided that such Series 2020A-1 Bonds may bear and contain such legends and modifications as may be required by law or as may be necessary to comply with requirements of any stock exchange or of any regulatory board, body or official.  The form of the Series 2020A-2 Bonds shall be established pursuant to a subsequent supplemental indenture to the Original Indenture.

ARTICLE 2.
ISSUE AND AUTHENTICATION OF SERIES 2020A-1 BONDS

Section 2.1         Upon compliance by the Company with the requirements of the Indenture, including this Third Supplemental Indenture, for the issuance of additional Securities, Series 2020A-1, Tranche A Bonds up to an aggregate principal amount of $75,000,000 and Series 2020A-1, Tranche B Bonds up to an aggregate principal amount of $50,000,000 may forthwith, or, at the election of the Company, in stages from time to time, be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and make available for delivery said Series 2020A-1 Bonds in accordance with the Original Indenture (which may be either before or after the recording of this Third Supplemental Indenture), and upon such execution, delivery and authentication, the Series 2020A-1 Bonds shall be entitled to all of the benefits of the Indenture and shall be equally and ratably secured under the Indenture, notwithstanding that the recording of this Third Supplemental Indenture may be completed after the execution, delivery and authentication thereof.  The Series 2020A-1 Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Indenture as supplemented, including by this Third Supplemental Indenture.  Such authenticated Bonds shall be delivered as directed by the order of designated officer or officers of the Company.

ARTICLE 3.
REDEMPTION

Section 3.1          Redemption.  Notwithstanding Article 5 of the Original Indenture, the Series 2020A-1 Bonds shall be redeemable as set forth in the Bond Purchase Agreement.  The Trustee shall not be responsible for the calculation of the Make-Whole Amount.  The Company shall calculate the Make-Whole Amount, if any, with respect to any such redemption and shall promptly notify the Trustee thereof.

Section 3.2          Notice.  In case the Company shall desire to exercise its right to redeem Series 2020A-1 Bonds, notice of redemption shall be mailed by the Company, postage prepaid, as set forth in the Bond Purchase Agreement, to the owners of the Series 2020A-1 Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the Security Register as of the most recent practicable date prior to such notice.  Failure to duly give notice by mail, or defect in the notice, to the owner of any such Series 2020A-1 Bond shall not affect the validity of the proceedings for the redemption of any other Series 2020A-1 Bond.

ARTICLE 4.
COVENANTS

Section 4.1         Bond Purchase Agreement.  With respect to the Series 2020A-1 Bonds issued hereunder, the Company shall comply with all of the terms, conditions and covenants set forth in the Bond Purchase Agreement, dated the date hereof, by and between the Company and the purchasers of the Series 2020A Bonds listed in Schedule A thereto (as from time to time amended in accordance with its terms, the “Bond Purchase Agreement”).

Section 4.2          Financial Reporting.  The Company shall comply with the information delivery requirements of Section 7.1 of the Bond Purchase Agreement from the date of such Bond Purchase Agreement and then so long as any Series 2020A Bonds are Outstanding.

Section 4.3          Recording of Third Supplemental Indenture.  No later than the date of the First Closing (as defined in the Bond Purchase Agreement), the Company will duly submit this Third Supplemental Indenture for recording as a mortgage of real estate in each county in which the Company owns real property other than real property located in Pennsylvania which is explicitly excluded from the lien of the Indenture.  The Company will pay all taxes and recording or filing fees required to be paid with respect to the execution, recording or filing of this Third Supplemental Indenture.

ARTICLE 5.
PAYING AGENT AND SECURITY REGISTRAR

Section 5.1          Paying Agent.  Until otherwise determined by the Company, the Trustee shall serve as the Paying Agent for the Series 2020A-1 Bonds and agrees to perform the duties and services of Paying Agent provided in the Indenture.

Section 5.2          Security Registrar.  The Company hereby confirms the appointment in the Original Indenture of the Trustee as the Security Registrar for the Series 2020A-1 Bonds.

ARTICLE 6.
CONCERNING THE TRUSTEE

Section 6.1          The Trustee, for itself and its successors in said trusts, hereby accepts the trust hereby provided and agrees to perform the same upon the terms and conditions contained in the Indenture, including this Third Supplemental Indenture.

Section 6.2        The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity, adequacy or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

ARTICLE 7.
AMENDMENT TO INDENTURE

Section 7.1          The first two paragraphs of Section 10.2 of the Indenture are amended and restated in their entirety to read as follows:

“If an Event of Default shall have occurred under Section 10.1(d) or Section 10.1(e), the principal amount of the Securities then Outstanding and all other amounts payable thereunder shall become immediately due and payable without notice.

If an Event of Default shall have occurred under Section 10.1(a), (b), or (c) and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.1) of all Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders).  Upon any Securities becoming due and payable under the first two paragraphs of this Section 10.2, automatically or by declaration, the entire principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.1), together with premium or other amounts payable, if any, and accrued interest, if any, thereon, shall become immediately due and payable.”

ARTICLE 8.
MISCELLANEOUS

Section 8.1          Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed.  This Third Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.  The Company and the Trustee agree that, notwithstanding the date of recording of this Third Supplemental Indenture, this Third Supplemental Indenture shall not affect the priority or enforceability of the Original Indenture, the Lien thereof and security interests granted thereby.

Section 8.2        All capitalized terms used in this Third Supplemental Indenture that are not defined in this Third Supplemental Indenture which are defined in the Indenture shall have the same meaning as used in the Indenture, except where the context clearly indicates otherwise.  The term “Business Day” as used in this Third Supplemental Indenture shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Folsom, New Jersey are required or authorized to be closed.

Section 8.3          This Third Supplemental Indenture and Series 2020A-1 Bonds shall be governed by and construed in accordance with the law of the State of New Jersey.

Section 8.4          The Series 2020A-1 Bonds are not subject to any sinking fund.

Section 8.5          This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.6          The Article and Section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 8.7          All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 8.8          In case any provision in this Third Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

ELIZABETHTOWN GAS COMPANY

By:	/s/ Matthew B. Orendorff
Name: Matthew B. Orendorff
Title: Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven M. Barone
Name: Steven M. Barone
Title: Vice President

STATE OF NEW JERSEY	:
: ss:
COUNTY OF BURLINGTON	:

Be it remembered, that on November 6, 2020, before me, a Notary Public of New Jersey, personally appeared Matthew B. Orendorff, who, I am satisfied, is Treasurer of Elizabethtown Gas Company, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors, and that he has received, without charge, a true copy of said foregoing deed or instrument.  All of which is hereby certified.

/s/ Anne Carite Warchol
Notary Public of New Jersey

My Commission Expires: 10-17-2023

STATE OF DELAWARE	:
: ss:
COUNTY OF NEW CASTLE	:

Be it remembered, that on November 5, 2020 before me, a Notary Public of the State of Delaware, personally appeared Steven M.  Barone, who, I am satisfied, is a Vice President of Wilmington Trust, National Association, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors.  All of which is hereby certified.

/s/ Lynette J. Hilgar
Notary Public of Delaware

My Commission Expires: 12-12-2024

The within Third Supplemental Indenture will be submitted for recording and filing in the following Counties of the State of New Jersey:

Hunterdon
Mercer
Middlesex
Morris
Sussex
Union
Warren

EXHIBIT A

FORM OF SERIES 2020A-1, TRANCHE A BOND

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

ELIZABETHTOWN GAS COMPANY

FIRST MORTGAGE BOND, SERIES 2020A-1, Tranche A

No.: 2020A1-A-[__]	PPN:

Original Issue Date: November 10, 2020	Principal Amount: $[__________]

Interest Rate: 3.28%	Stated Maturity Date: November 10, 2050

Redemption Terms, if any: As described below.	Other Terms: As described below.

Elizabethtown Gas Company, a New Jersey corporation (the “Company,” which term shall include any Successor Corporation as defined in the Indenture hereinafter referred to), for value received hereby promises to pay to [________________] or its registered assigns, the principal sum of [____________] Dollars on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date set forth above, or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on May 10 and November 10 in each year (each, an “Interest Payment Date”), commencing May 10, 2021, at the per annum Interest Rate set forth above, until the principal hereof is paid.  No interest shall accrue on or after the Maturity Date so long as the principal amount of this Bond is paid in full on the Maturity Date, and if this Bond shall be duly called for redemption, interest shall accrue until, but not including, the redemption date.  The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Bond is registered at the close of business on the “Regular Record Date” for such interest, which shall be the April 25 or October 26, as the case may be, next preceding such Interest Payment Date; provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable.  To the extent permitted by law, (a) the Company shall pay interest on any overdue payment of interest and (b) during the continuance of an Event of Default, the Company shall pay interest on the unpaid balance of this Bond and on any overdue payment of any Make-Whole Amount, at the Default Rate.  “Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest of the Series 2020A-1, Tranche A Bonds or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate; provided, however, in no event will the rate of interest on a Series 2020A-1, Tranche A Bond, including any Default Rate, be greater than 10% per annum.

Capitalized terms used but not defined in this Bond that are defined in the Indenture shall have such meanings as provided in the Indenture (as modified by the Third Supplemental Indenture referred to below), except that the term “Make-Whole Amount” shall have the meaning assigned to such term in the Bond Purchase Agreement.

Except as otherwise provided in the Indenture, all payments of principal hereof, Make-Whole Amount, if any, and interest hereon shall be paid at the corporate trust office of the Trustee (as hereinafter defined), or at such other place as the Company shall have designated by written notice to the Holder of this Bond as provided in the Bond Purchase Agreement, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed as provided in the Indenture.

This Bond is one of a duly authorized issue of Securities (first mortgage bonds) of the Company, designated as “Elizabethtown Gas Company First Mortgage Bonds, Series 2020A” (sometimes referred to herein as the “Series 2020A Bonds”), issued or to be issued under and equally and ratably secured by that certain First Mortgage Indenture dated as of July 2, 2018 (the “Original Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee,” which term shall include any successor trustee as provided in the Indenture), as such Original Indenture may be amended and supplemented by indentures supplemental thereto from time to time, including that Third Supplemental Indenture dated as of November 10, 2020 (the “Third Supplemental Indenture”), duly executed by the Company to the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes collectively called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee and the Holders of Securities in respect thereof, and for a specification of the principal amount of Securities from time to time issuable thereunder and the conditions upon which Securities may be issued.

The Series 2020A Bonds may be issued in five Tranches; Series 2020A-1, Tranche A Bonds and Series 2020A-1, Tranche B Bonds are issued pursuant to the Third Supplemental Indenture; Series 2020A-2, Tranche A Bonds, Series 2020A-2, Tranche B Bonds and Series 2020A-2, Tranche C Bonds may be issued pursuant to a subsequent supplemental indenture to the Original Indenture.  This Bond is a “Series 2020A-1, Tranche A Bond.”  The Series 2020A-1, Tranche A Bonds are of similar tenor hereto and are limited to the aggregate authorized principal amount of $75,000,000 (except for Series 2020A-1, Tranche A Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series 2020A-1, Tranche A Bonds pursuant to Sections 3.4, 3.5, 3.6, 5.6 or 14.6 of the Indenture and except for any Series 2020A-1, Tranche A Bonds which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered hereunder).  Except as otherwise provided, this Bond is subject to all of the terms, conditions and covenants of the Indenture as supplemented, including by the Third Supplemental Indenture.

This Bond is also issued in accordance with the terms of the Bond Purchase Agreement, dated as of November 10, 2020 (as from time to time amended in accordance with its terms, the “Bond Purchase Agreement”), between the Company and the purchasers of the Series 2020A Bonds listed in Schedule A thereto and is entitled to the benefits thereof.

The Company or the Paying Agent, as the case may be, will make required prepayments in respect of this Bond on the dates and in the amounts specified in the Bond Purchase Agreement.  Notwithstanding Article 5 of the Indenture, this Bond is also subject to optional prepayment, in whole or in part, at the times and on the terms specified in the Bond Purchase Agreement, but not otherwise.  In the event of a prepayment of this Bond in part only, a new Series 2020A-1, Tranche A Bond or Bonds for the unpaid portion hereof may be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture and this Bond.  In the event that the principal of this Bond shall have been declared or otherwise become due and payable as described in the preceding sentence then, in addition to the entire principal amount, any accrued interest and the Make-Whole Amount, if any, shall also become due and payable.

If an “Event of Default” under the Bond Purchase Agreement shall occur and be continuing, the principal of all the Series 2020A Bonds at any such time outstanding under the Bond Purchase Agreement may be declared or may become due and payable, upon the conditions and in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Bond Purchase Agreement.

The Indenture and the Bond Purchase Agreement provide that such declarations referred to in the two preceding paragraphs may in certain events be waived by the Holders of a majority in principal amount of the relevant Securities Outstanding.

Interest payments for this Bond shall be computed and paid on the basis of a 360‑day year of twelve 30‑day months.  Anything in the Bond Purchase Agreement or the Indenture to the contrary notwithstanding (but without limiting the requirement in Section 8.4 of the Bond Purchase Agreement that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on this Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Bond is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

As more fully described in the Indenture, the Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Series 2020A-1, Tranche A Bonds (except for certain obligations as specifically set forth in the Indenture) if the Company deposits with the Trustee or any Paying Agent (other than the Company) money or Eligible Obligations or a combination thereof, in an amount sufficient, determined as provided in the Indenture, to pay at maturity or the applicable redemption date all then Outstanding Series 2020A-1, Tranche A Bonds.

The Series 2020A-1, Tranche A Bonds are issuable only in registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Series 2020A-1, Tranche A Bonds are exchangeable for a like aggregate principal amount of Series 2020A-1, Tranche A Bonds of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Securities Register.  Upon surrender of this Bond for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company, endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or the attorney in fact of such Holder duly authorized in writing, one or more new Bonds of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner thereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As more fully provided in the Indenture, certain of the provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added, without the consent of the Holders, while other provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added only with the consent of Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required.  Notwithstanding the foregoing, as provided in the Indenture, certain provisions of this Bond may not be changed without the consent of the Holder of this Bond.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on this Bond, or any part thereof, or for any claim based thereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, any indenture supplemental thereto or this Bond, against any past, present or future incorporator, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding, penalty or otherwise; it being expressly agreed and understood that this Bond and the obligations evidenced hereby are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness evidenced hereby or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, any supplemental indenture or in this Bond or to be implied therefrom or herefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of the Indenture, as originally executed and delivered, and the issuance of this Bond.

This Bond shall be governed by and construed in accordance with the law of the State of New Jersey.

Unless the certificate of authentication hereon has been executed by the Trustee directly or through an Authenticating Agent by manual signature of an authorized officer, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Elizabethtown Gas Company

By:
Name:
Title:

Attest:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Series 2020A-1, Tranche A Bonds designated, described or provided for in the within‑mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:
Authorized Officer

Date of Authentication:

EXHIBIT B

FORM OF SERIES 2020A-1, TRANCHE B BOND

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

ELIZABETHTOWN GAS COMPANY

FIRST MORTGAGE BOND, SERIES 2020A-1, Tranche B

No.: 2020A1-B-[__]	PPN:

Original Issue Date: November 10, 2020	Principal Amount: $[__________]

Interest Rate: 3.38%	Stated Maturity Date: November 10, 2060

Redemption Terms, if any: As described below.	Other Terms: As described below.

Elizabethtown Gas Company, a New Jersey corporation (the “Company,” which term shall include any Successor Corporation as defined in the Indenture hereinafter referred to), for value received hereby promises to pay to [________________] or its registered assigns, the principal sum of [____________] Dollars on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date set forth above, or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on May 10 and November 10 in each year (each, an “Interest Payment Date”), commencing May 10, 2021, at the per annum Interest Rate set forth above, until the principal hereof is paid.  No interest shall accrue on or after the Maturity Date so long as the principal amount of this Bond is paid in full on the Maturity Date, and if this Bond shall be duly called for redemption, interest shall accrue until, but not including, the redemption date.  The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Bond is registered at the close of business on the “Regular Record Date” for such interest, which shall be the April 25 or October 26, as the case may be, next preceding such Interest Payment Date; provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable.  To the extent permitted by law, (a) the Company shall pay interest on any overdue payment of interest and (b) during the continuance of an Event of Default, the Company shall pay interest on the unpaid balance of this Bond and on any overdue payment of any Make-Whole Amount, at the Default Rate.  “Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest of the Series 2020A-1, Tranche B Bonds or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate; provided, however, in no event will the rate of interest on a Series 2020A-1, Tranche B Bond, including any Default Rate, be greater than 10% per annum.

Capitalized terms used but not defined in this Bond that are defined in the Indenture shall have such meanings as provided in the Indenture (as modified by the Third Supplemental Indenture referred to below), except that the term “Make-Whole Amount” shall have the meaning assigned to such term in the Bond Purchase Agreement.

Except as otherwise provided in the Indenture, all payments of principal hereof, Make-Whole Amount, if any, and interest hereon shall be paid at the corporate trust office of the Trustee (as hereinafter defined), or at such other place as the Company shall have designated by written notice to the Holder of this Bond as provided in the Bond Purchase Agreement, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed as provided in the Indenture.

This Bond is one of a duly authorized issue of Securities (first mortgage bonds) of the Company, designated as “Elizabethtown Gas Company First Mortgage Bonds, Series 2020A” (sometimes referred to herein as the “Series 2020A Bonds”), issued or to be issued under and equally and ratably secured by that certain First Mortgage Indenture dated as of July 2, 2018 (the “Original Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee,” which term shall include any successor trustee as provided in the Indenture), as such Original Indenture may be amended and supplemented by indentures supplemental thereto from time to time, including that Third Supplemental Indenture dated as of November 10, 2020 (the “Third Supplemental Indenture”), duly executed by the Company to the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes collectively called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee and the Holders of Securities in respect thereof, and for a specification of the principal amount of Securities from time to time issuable thereunder and the conditions upon which Securities may be issued.

The Series 2020A Bonds may be issued in five Tranches; Series 2020A-1, Tranche A Bonds and Series 2020A-1, Tranche B Bonds are issued pursuant to the Third Supplemental Indenture; Series 2020A-2, Tranche A Bonds, Series 2020A-2, Tranche B Bonds and Series 2020A-2, Tranche C Bonds may be issued pursuant to a subsequent supplemental indenture to the Original Indenture.  This Bond is a “Series 2020A-1, Tranche B Bond.”  The Series 2020A-1, Tranche B Bonds are of similar tenor hereto and are limited to the aggregate authorized principal amount of $50,000,000 (except for Series 2020A-1, Tranche B Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series 2020A-1, Tranche B Bonds pursuant to Sections 3.4, 3.5, 3.6, 5.6 or 14.6 of the Indenture and except for any Series 2020A-1, Tranche B Bonds which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered hereunder).  Except as otherwise provided, this Bond is subject to all of the terms, conditions and covenants of the Indenture as supplemented, including by the Third Supplemental Indenture.

This Bond is also issued in accordance with the terms of the Bond Purchase Agreement, dated as of November 10, 2020 (as from time to time amended in accordance with its terms, the “Bond Purchase Agreement”), between the Company and the purchasers of the Series 2020A Bonds listed in Schedule A thereto and is entitled to the benefits thereof.

The Company or the Paying Agent, as the case may be, will make required prepayments in respect of this Bond on the dates and in the amounts specified in the Bond Purchase Agreement.  Notwithstanding Article 5 of the Indenture, this Bond is also subject to optional prepayment, in whole or in part, at the times and on the terms specified in the Bond Purchase Agreement, but not otherwise.  In the event of a prepayment of this Bond in part only, a new Series 2020A-1, Tranche B Bond or Bonds for the unpaid portion hereof may be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture and this Bond.  In the event that the principal of this Bond shall have been declared or otherwise become due and payable as described in the preceding sentence then, in addition to the entire principal amount, any accrued interest and the Make-Whole Amount, if any, shall also become due and payable.

If an “Event of Default” under the Bond Purchase Agreement shall occur and be continuing, the principal of all the Series 2020A Bonds at any such time outstanding under the Bond Purchase Agreement may be declared or may become due and payable, upon the conditions and in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Bond Purchase Agreement.

The Indenture and the Bond Purchase Agreement provide that such declarations referred to in the two preceding paragraphs may in certain events be waived by the Holders of a majority in principal amount of the relevant Securities Outstanding.

Interest payments for this Bond shall be computed and paid on the basis of a 360‑day year of twelve 30‑day months.  Anything in the Bond Purchase Agreement or the Indenture to the contrary notwithstanding (but without limiting the requirement in Section 8.4 of the Bond Purchase Agreement that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on this Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Bond is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

As more fully described in the Indenture, the Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Series 2020A-1, Tranche B Bonds (except for certain obligations as specifically set forth in the Indenture) if the Company deposits with the Trustee or any Paying Agent (other than the Company) money or Eligible Obligations or a combination thereof, in an amount sufficient, determined as provided in the Indenture, to pay at maturity or the applicable redemption date all then Outstanding Series 2020A-1, Tranche B Bonds.

The Series 2020A-1, Tranche B Bonds are issuable only in registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Series 2020A-1, Tranche B Bonds are exchangeable for a like aggregate principal amount of Series 2020A-1, Tranche B Bonds of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Securities Register.  Upon surrender of this Bond for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company, endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or the attorney in fact of such Holder duly authorized in writing, one or more new Bonds of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner thereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As more fully provided in the Indenture, certain of the provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added, without the consent of the Holders, while other provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added only with the consent of Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required.  Notwithstanding the foregoing, as provided in the Indenture, certain provisions of this Bond may not be changed without the consent of the Holder of this Bond.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on this Bond, or any part thereof, or for any claim based thereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, any indenture supplemental thereto or this Bond, against any past, present or future incorporator, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding, penalty or otherwise; it being expressly agreed and understood that this Bond and the obligations evidenced hereby are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness evidenced hereby or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, any supplemental indenture or in this Bond or to be implied therefrom or herefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of the Indenture, as originally executed and delivered, and the issuance of this Bond.

This Bond shall be governed by and construed in accordance with the law of the State of New Jersey.

Unless the certificate of authentication hereon has been executed by the Trustee directly or through an Authenticating Agent by manual signature of an authorized officer, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Elizabethtown Gas Company

By:
Name:
Title:

Attest:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Series 2020A-1, Tranche B Bonds designated, described or provided for in the within‑mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:
Authorized Officer

Date of Authentication: